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                                  EXHIBIT 23.2

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                         INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastern Environmental Services, Inc. of our report dated September 30, 1996 on the financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc., appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated September 27, 1996 (filed with the Commission on December 9, 1996).



                              /s/ Bardall, Weintraub P.C.
                              ------------------------------
                              BARDALL, WEINTRAUB P.C.



Tunersville, New Jersey
June 3, 1997

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